                                                                   EXHIBIT 23(D)

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Shawmut National Corporation pertaining to the merger with Peoples Bancorp of Worcester, Inc. and to the incorporation by reference therein of our report dated February 11, 1993, except for Note B, as to which the date is March 22, 1994, with respect to the consolidated financial statements of Gateway Financial Corporation, included in the Current Report on Form 8-K of Shawmut National Corporation dated March 28, 1994.

/s/ ERNST & YOUNG

ERNST & YOUNG

Hartford, Connecticut
March 28, 1994